                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        Intelligent Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  INTELLIGENT
                                    SYSTEMS
                             4355 SHACKLEFORD ROAD
                            NORCROSS, GEORGIA 30093


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       YOU ARE INVITED TO attend the Annual Meeting of Shareholders of Intelligent Systems Corporation on Thursday, May 23, 2002 at 4:00 p.m., local time, at our offices at 4355 Shackleford Road, Norcross, Georgia. At the Annual Meeting, shareholders will consider and vote on:

1. The election of two directors to the Board of Directors to serve until the 2005 Annual Meeting;

2. Other matters that may properly come before the meeting or any adjournment thereof.

       Only shareholders of record at the close of business on Friday, April 5, 2002 will receive the notice and be entitled to vote at the meeting or any adjournment thereof.

       A Proxy Statement and a proxy solicited by the Board of Directors are enclosed with this mailing. To ensure a quorum for the meeting, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. Our 2001 Annual Report to Shareholders is enclosed.

                                    By order of the Board of Directors,

                                    /s/ Bonnie L. Herron

                                    BONNIE L. HERRON
                                    Secretary

April 12, 2002


                    PLEASE COMPLETE AND RETURN THE ENCLOSED
               PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED.

                                  INTELLIGENT
                                    SYSTEMS
                             4355 SHACKLEFORD ROAD
                            NORCROSS, GEORGIA 30093


                                PROXY STATEMENT

         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2002

      We are sending this Proxy Statement to the shareholders of Intelligent Systems Corporation in connection with the solicitation of proxies by the Board of Directors to be voted at the 2002 Annual Meeting of Shareholders of Intelligent Systems Corporation and any adjournment thereof. The Annual Meeting will be held on May 23, 2002 at our corporate offices located at 4355 Shackleford Road, Norcross, Georgia at 4:00 p.m. local time. We expect to mail this Proxy Statement and the accompanying proxy to shareholders on or about April 12, 2002. Only one annual report and proxy statement will be delivered to multiple shareholders who share the same address unless you request additional copies. We will provide additional copies if you write to the Secretary of the company and request additional copies at 4355 Shackleford Road, Norcross, Georgia 30093 or if you call the secretary of the company at (770) 381-2900. You may contact us at this address and telephone number to either specify that you wish to receive separate copies in the future or, if you are already receiving separate copies, to request only a single copy in the future.

                                     VOTING

GENERAL

      The securities that can be voted at the Annual Meeting consist of common stock of Intelligent Systems Corporation, $.01 par value per share. Each share entitles its owner to one vote on each matter submitted to the shareholders. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on Friday, April 5, 2002. On that date, we had outstanding and entitled to vote 4,495,530 shares of common stock with each share entitled to one vote.

QUORUM

      A majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. We will treat shares that are withheld or abstain from voting as present at the Annual Meeting for purposes of determining a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

PROXIES

      At the Annual Meeting, the persons named as proxies will vote all properly executed proxy cards delivered in connection with this solicitation and not revoked in accordance with the directions given. Shareholders should specify their choices with regard to the proposal to be voted upon on the accompanying proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTER TO BE VOTED UPON, THEN THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

      You may revoke your proxy card delivered in connection with this solicitation at any time by:

- giving written notice to the Secretary of the company at 4355 Shackleford Road, Norcross, Georgia 30093 prior to the Annual Meeting, or

-        executing and delivering to the Secretary a later dated proxy, or

-        voting in person at the Annual Meeting.

      You cannot revoke your proxy as to any matter upon which, prior to such revocation, a vote has been cast in accordance with the authority conferred by such proxy.

      We will pay all expenses incurred in connection with the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. We may solicit proxies by mail, telephone and personal contact by directors, officers, and employees of the company without additional compensation.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

      The following table contains information concerning the only persons who are known to us to be beneficial owners of more than 5 percent of our common stock as of March 15, 2002, and the ownership of our common stock as of that date by each director, each executive officer named in the Summary Compensation Table and by all directors and officers as a group.

                                                                                        SHARES          PERCENT
                                                                                     BENEFICIALLY          OF
BENEFICIAL OWNER                               ADDRESS                                  OWNED(a)         CLASS(a)
---------------------------------------------- ----------------------------------- ----------------- ---------------

J. Leland Strange                              4355 Shackleford Road                       727,794(b)         16.2%
Chairman of the Board, President, CEO          Norcross, GA  30093

Wallace R. Weitz & Company(c)                  1125 South 103rd St., Suite 600             456,166            10.1%
                                               Omaha, NE  68124
Donald A. McMahon                                                                            4,000               *
Director

James V. Napier                                                                             13,600               *
Director

John B. Peatman                                                                              3,780               *
Director

Parker H. Petit                                                                             13,827               *
Director

Francis A. Marks                                                                           111,900             2.5%
Vice President

Bonnie L. Herron                                                                            63,825             1.4%
Vice President, Chief Financial Officer
   and Corporate Secretary

All Directors and Executive Officers                                                     1,029,986(d)          22.8%
  as a Group (8 persons)

a. Except as otherwise noted, beneficial ownership is determined on the basis of 4,495,530 shares of common stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13 d 3 (d)(1) of the Securities Exchange Act of 1934, as amended. An asterisk indicates beneficial ownership of less than 1 percent.

b. Includes 96,953 shares owned by Jane H. Strange, Mr. Strange's wife. Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, deems Mr. Strange to be the beneficial owner of such shares owned by his wife. Mr. Strange disclaims any beneficial interest in the shares.

c. In a Schedule 13G filed February 28, 2002, Wallace R. Weitz and Company, an Investment Advisor registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 456,166 shares of common stock, of which the firm has the sole power to vote and to dispose of all of such 456,166 shares.

d. Includes 29,014 shares reserved for issuance to officers and directors pursuant to stock options that were exercisable at March 15, 2002 or within sixty days of such date which are deemed beneficially owned by such person pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended. The amounts reported above for Messrs. McMahon, Napier, Peatman and Petit include 2,500 shares each for stock options exercisable at March 15, 2002.

ADDITIONAL INFORMATION

      Any record or beneficial owner of our common stock as of April 5, 2002 may request a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001, including financial statements and schedules. Any request for the Form 10-K should be in writing addressed to: Bonnie L. Herron, Intelligent Systems Corporation, 4355 Shackleford Road, Norcross, Georgia 30093. If the person requesting the Form 10-K is not a shareholder of record on April 5, 2002, the person must state that he or she is a beneficial owner of common stock of the company on that date. We will provide copies of any exhibits to the Form 10-K upon request and upon the payment of our expenses in furnishing such exhibits.

                PROPOSAL NO. 1 -- THE ELECTION OF TWO DIRECTORS

NOMINEES

      At the Annual Meeting of Shareholders, shareholders will elect two directors to the Board of Directors to serve a three-year term until the 2005 Annual Meeting of Shareholders. The other directors' terms expire at the Annual Meeting of Shareholders listed below for each category of directors or until their earlier death, resignation or removal from office. Directors are elected by a plurality of the shares present and voting at the meeting. A "plurality" means that the individual who receives the largest number of votes cast is elected as director up to the maximum number of directors to be chosen at the meeting. Therefore, shares that are withheld or abstain from voting and broker non-votes will have no effect on the outcome of the vote. Unless contrary instructions are given, the persons named as proxies will vote the shares represented by a signed proxy card "FOR" the nominees.

      If either of the nominees withdraws or for any reason or is not able to serve as a director, the proxy will be voted for another person designated by the Board of Directors as substitute nominee, but in no event will the proxy be voted for more than two nominees. The Board of Directors has no reason to believe that either nominee will not serve if elected.

      The Board of Directors has nominated the persons named below to serve as directors of the company. The nominees are currently directors of the company. The nominees and other directors gave us the following information concerning their current age, other directorships, positions with the company, principal employment and shares of our common stock beneficially owned as of March 15, 2002.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

                                                                                           SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED
NAME                           AGE     POSITION / PRINCIPAL OCCUPATION                       (PERCENT OF CLASS)
------------------------------ ------- ------------------------------------------------- ----------------------------
NOMINEES FOR ELECTION TO
SERVE UNTIL THE 2005
ANNUAL MEETING

   Donald A. McMahon(1.2.)      71    Director, Retired                                        4,000         *

   Parker H. Petit(1.)          62    Director, Chairman, President and Chief Executive       13,827         *
                                      Officer of Matria Healthcare, Inc.

INCUMBENT DIRECTOR ELECTED
TO SERVE UNTIL THE
2004 ANNUAL MEETING

   John B. Peatman(2.)          67    Director, Professor of Electrical Engineering            3,780         *
                                      at Georgia Institute of Technology

INCUMBENT DIRECTORS ELECTED
TO SERVE UNTIL THE
2003 ANNUAL MEETING

   James V. Napier(1.2.)        65    Director, former Chairman of the Board of               13,600         *
                                      Scientific-Atlanta, Inc.

   J. Leland Strange            60    Director, Chairman of the Board, President,            727,794      16.2%
                                      Chief Executive Officer

* Less than one percent; share amount includes 2,500 shares pursuant to stock options exercisable at March 15, 2002

1.       Audit committee

2.       Compensation committee

      Mr. McMahon has served as a director since 1981. He retired in 1984 from the position of President and Chief Executive Officer of Royal Crown Companies, a soft drink beverage firm.

         Mr. Napier has served as a director since 1982. Mr. Napier served as Chairman of the Board of Scientific-Atlanta, Inc., a firm involved in cable television electronics and satellite-based communication networks, from 1993 until November 2000. He serves as a director of Scientific-Atlanta, McKesson Corporation, Vulcan Materials Company, Engelhard Corporation, Personnel Group of America, Inc. and Wabtec Corporation.

         Dr. Peatman has served as a director since 1979 and has been a Professor of Electrical Engineering at the Georgia Institute of Technology since 1964.

         Mr. Petit has served as a director since 1996. Mr. Petit has served as Chairman, President and CEO, and a director of Matria Healthcare, Inc., an obstetrical home care and maternity management services company since March 1996. Mr. Petit was founder and Chairman of the Board of Directors of Healthdyne, Inc., Matria's predecessor, from 1970 to March 1996. He also serves as a director of Logility, Inc.

         Mr. Strange has served as President since 1983 and Chief Executive Officer and Chairman of the Board of Directors since 1985. He serves as a director of Allied Holdings, Inc.

         There are no family relationships among any of the company's directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors met six times during the year ended December 31, 2001. The Board of Directors has established an audit committee, a compensation committee, and a plan committee, but has no nominating committee. The Audit Committee of the Board of Directors, which met three times during the last fiscal year, consists of Messrs. McMahon, Napier and Petit. The Audit Committee recommends the appointment of our company's independent auditors, meets with the independent auditors to review their report on the financial operations of the company and carries out a number of other responsibilities, as outlined in the Audit Committee Charter. The Board has a Compensation Committee consisting of Messrs. McMahon, Napier and Peatman which met once during the last year. The Compensation Committee reviews and makes recommendations concerning the appropriate compensation level for the officers of the company and any changes in the company's various benefit plans. The Plan Committee, which did not meet in 2001, is responsible for administering the 1991 Stock Option Plan. The Plan Committee has the same members as the Compensation Committee. All directors attended all of the meetings of the Committees of the Board on which they serve and at least 80 percent of the meetings of the Board of Directors.

EXECUTIVE OFFICERS

         The following information is provided about our non-director executive officers as of February 28, 2002.

NAME                                      AGE            POSITION / PRINCIPAL OCCUPATION
-------------------------------- ----------------------  -----------------------------------------------------------
J. William Goodhew, III                   64             Vice President
Bonnie L. Herron                          54             Vice President, Chief Financial Officer and Secretary
Francis A. Marks                          68             Vice President

         Mr. Goodhew joined the company in January 1997 as Vice President. He was President of Peachtree Software, Inc. from 1985 through 1996. He is former Chairman of the Board of Navision Software A/S and serves as director of Ross Systems, Inc.

         Mr. Marks joined the company in May 1982 as Vice President of Product Line Programs after 26 years with IBM Corporation in a variety of managerial and executive positions. He was appointed Vice President in 1983 and also serves as President of our ChemFree subsidiary.

         Ms. Herron joined the company in 1982 as Director of Planning at one of our subsidiaries and subsequently at the corporate level. She was elected Corporate Secretary in 1987, Vice President in 1990, and Chief Financial Officer in 1999.

         The Board of Directors elects the executive officers to serve until they are removed, replaced or resign.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
---------------------------------- --------------- --------------------------------------------- ---------------------
                                                                                                     Other Annual
Name and Principal Position             Year             Salary                 Bonus                Compensation
                                                           $                      $                       $
---------------------------------- --------------- ------------------- ------------------------- ---------------------
J. Leland Strange                       2001            250,000                150,000                   3,750 )1.)
President & CEO                         2000            239,423                150,000                 485,226 (1.2.)
                                        1999            194,726                   --                     1,974 (1.)

Francis A. Marks                        2001            130,000                   --                       975 (1.)
Vice President                          2000            130,000                  2,500                  55,133 (1.3.)
                                        1999            130,040                  2,500                   1,950 (1.)

Bonnie L. Herron                        2001            125,000                 25,000                   1,875 (1.)
Vice Pres., CFO & Secretary             2000            122,519                 25,000                  55,099 (1.3.)
                                        1999            103,297                   --                     1,600 (1.)

1. Includes matching contributions by the company to the respective accounts of the executive officers pursuant to the terms of our Tax-Deferred Savings and Protection Plan (the "401(k) Plan"). Such amounts are fully vested.

2. Includes $482,500 non-cash compensation representing the difference between the market price and the exercise price of non-qualified stock options on the date of exercise.

3. Includes $53,333 non-cash compensation representing the difference between the market price and the exercise price of non-qualified stock options on the date of exercise.

COMPENSATION OF DIRECTORS

      Non-employee directors earn $8,000 per year plus a fee of $2,000 per meeting day. Total compensation is capped at $16,000 annually. Effective January 1, 1992, the company adopted the Outside Directors' Retirement Plan which provides for each non-employee director, upon resignation from the Board after reaching the age of 65, to receive a lump sum cash payment equal to $5,000 for each full year of service as a director of the company (and its predecessors and successors) up to $50,000. Effective August 22, 2000, the company adopted the Non-Employee Director Stock Option Plan which provides for an initial grant to each director of 5,000 options to purchase common stock of the company and annual grants of 4,000 options on the date of each subsequent Annual Meeting. Options are granted at fair market value on the date of grant.

CHANGE-IN-CONTROL ARRANGEMENTS

         Effective January 1, 1992, we adopted the Change in Control Plan for Officers so that if control of the company changes in the future, management would be free to act on behalf of the company and its shareholders without undue concern for the possible loss of future compensation. A "change in control" means either: (i) the accumulation by an unrelated person of beneficial ownership of more than 25 percent of the company's common stock,
(ii) the sale of all or substantially all of the company's assets to an unrelated person, in a merger or otherwise, or (iii) a change of control within the meaning of the rules promulgated by the Securities and Exchange Commission.

         Under the Change in Control Plan, if the employment of an officer of the company terminates for any reason within 12 months of a change in control, the officer would receive a lump sum cash payment in an amount equal to twice the total of (i) such officer's base annual salary at the time of termination,
(ii) the cash value of annual benefits, and (iii) such officer's bonus for the most recent year, if any. Additionally, upon a change in control, all options shall vest and the exercise period for all options becomes the longer of (i) one year after the date of termination or (ii) the exercise period specified in the officer's option agreement. The right to such benefits would lapse one year after the occurrence of the last change in control event to occur if there were no actual termination during that period. Currently, J. Leland Strange, Francis
A. Marks and Bonnie L. Herron are the only officers designated by the Board to participate in the Change in Control Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors reviews and approves compensation paid by the company to its executive officers. The Compensation Committee reviews compensation of the executive officers annually, with input from the Chief Executive Officer. The Stock Plan Committee is responsible for administering the 1991 Stock Incentive Plan, including selecting individuals who will receive stock option grants and determining the timing, pricing and amounts of the options granted. The Plan Committee reviewed and granted stock options to executive officers in 1991, 1995 and 1996. Both committees are comprised of three non-employee directors of the company. The last grants of options to executive officers were in 1996 and the Plan expired in December 2001.

         The Securities and Exchange Commission requires that all compensation committees discuss how the companies that they serve intend to deal with the cap on the deductibility of compensation over $1 million for proxy-named executive officers. Given our current level of executive compensation, it is not necessary to consider this issue.

         The basic goal of our compensation program for executive officers is to:

- fairly compensate executive officers in line with their responsibilities and contribution to the company

- reward management for achievement of financial or other measurable goals of the company and specified subsidiaries, where the contribution of the executive can be tied to operations under his/her control

- align management's compensation with shareholder interests as measured by stock price appreciation


         The compensation of executive officers consists of a base salary, a cash incentive and long-term compensation consisting of previously granted stock options. Because the company does not have readily identifiable comparative companies, the Compensation Committee determines the base salary. The Committee intends the base salary to be in the median range for persons with similar experience and scope of responsibility. The Committee considers a number of subjective factors including the nature, scope and variety of responsibilities of each executive as well as the company's financial results and condition. The Committee considers an individual executive's performance in a variety of functions which may include line responsibility for established as well as start-up companies, corporate development activities (including acquisitions and investments), completion of significant transactions, contribution to and management of the company's minority-owned businesses and other corporate functions.

      Cash incentives are earned by the named executives based on achievement of goals of the company as a whole or those subsidiaries or projects for which the named executive has management responsibility.

      Our long-term incentive compensation plan is based on the 1991 Stock Incentive Plan which was designed to reward executives for increases in the market price of our stock, thus linking the interest of executives and shareholders. The Plan Committee, in its sole discretion, grants options to those individuals whose contribution is most likely to have an impact on our overall performance and price of the company's common stock. The Committee intends for the number of options granted to an individual executive to provide an adequate financial incentive over a three to five year time frame and to provide the executives with an equity interest in the company. The number of options granted to an executive officer depends upon a subjective evaluation of the individual's contribution to the company. The Committee did not award any options to executives in the three years ended December 31, 2001 and the Plan expired in December 2001. The Board of Directors expects to consider and recommend to shareholders the adoption of a new stock option plan in the future but no decision with respect to such a plan has been made. The named executive officers each exercised all of their stock options in 2000 and currently do not have any unexercised stock options.

      It is our policy to provide executives with the same benefits provided to all other employees with respect to medical, dental, life insurance and 401(k) plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Compensation Committee reviews the compensation of the Chief Executive Officer annually. Mr. Strange, the largest shareholder of the company, does not have an employment agreement with the company. Since there have not been directly comparable peer group companies, the Committee considers a number of subjective factors in setting Mr. Strange's compensation. Some factors considered are the nature, scope and variety of his responsibilities; his contribution to increasing the value of the company's majority and minority-owned companies; the trading price of our common stock and the company's financial results and condition. The Compensation Committee believes Mr. Strange's compensation is appropriate in consideration of the scope of his position and the performance of the company. In March 2000, the Board increased Mr. Strange's annual salary to better align it with prevailing market rates, the scope of his responsibilities, and the value of his contribution to the company's operations and affiliate companies. Mr. Strange earned a bonus of $150,000 in 2000 based on the sale of an affiliate company, Risk Laboratories, which resulted in a gain of $8.6 million for the company. Mr. Strange earned a bonus of $150,000 in 2001 related to the sale of an affiliate company, PaySys, in a transaction that resulted in a gain of $17.8 million for the company. Mr. Strange was awarded stock options in 1991 and 1996 under the same conditions as described above for all executive officers. In determining the number of options granted, the Plan

Committee considered his base salary, the number of shares owned by Mr. Strange, and the number of options granted to other executives.

COMPENSATION COMMITTEE            PLAN COMMITTEE
Donald A. McMahon                 Donald A. McMahon
James V. Napier                   James V. Napier
John B. Peatman                   John B. Peatman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. McMahon, Napier and Peatman served as members of the Compensation Committee and the Plan Committee in 2001. None of these individuals is a present or former officer or employee of the company.

AUDIT COMMITTEE REPORT

     The Board of Directors has adopted the Audit Committee Charter, which meets the revised requirements of The American Stock Exchange ("AMEX"). The Audit Committee Charter includes many of the recommendations of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the New York Stock Exchange and the National Association of Securities Dealers. The Audit Committee Charter includes organization and membership requirements, a statement of policy and the Committee's authority and responsibilities. All members of the Audit Committee currently meet the independence and qualification standards set forth in the AMEX listing standards.

     Management is responsible for our company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee's Charter. During fiscal year 2001, among its other activities, the Audit Committee:

- reviewed and discussed with management and the independent auditors the audited financial statements of the company as of December 31, 2001 and for the year then ended

- discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States

- received from the independent auditors the written disclosures and written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence

     Based upon the review and discussion summarized above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                  AUDIT COMMITTEE
                  James V. Napier (Chair)
                  Parker H. Petit
                  Donald A. McMahon

                               PERFORMANCE GRAPH

      The following line graph compares the cumulative total shareholder return on our common stock, based on the market price of our common stock together with dividends paid to holders of our common stock, with the cumulative total return of the companies on the AMEX Market Value Index and the S&P Technology Sector Index.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG INTELLIGENT SYSTEMS, THE S&P TECHNOLOGY SECTOR INDEX
                        AND THE AMEX MARKET VALUE INDEX

                                                 CUMULATIVE TOTAL RETURN
                                   ---------------------------------------------------
                                   12/96    12/97    12/98     12/99    12/00    12/01
                                   ------   ------   ------    ------   ------   -----
INTELLIGENT SYSTEMS CORPORATION    100.00   162.50    56.25    133.33   119.81   108.28
AMEX MARKET VALUE                  100.00   125.32   134.49    176.81   165.72   150.81
S & P TECHNOLOGY SECTOR            100.00   126.09   218.11    381.99   229.38   174.89

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require our executive officers and directors and persons who own more than ten percent of our common stock, as well as certain affiliates of these persons, to file initial reports of ownership of our common stock and changes in such ownership with the Securities and Exchange Commission. The Securities and Exchange Commission also requires executive officers, directors and persons owning more than ten percent of our common stock to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2001, our executive officers, directors, and owners of more than ten percent of our common stock complied with all applicable filing requirements in a timely manner.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP, Atlanta, Georgia, acted as our principal independent public accountants for the fiscal year ended December 31, 2001. We expect that representatives of Arthur Andersen LLP will be present at the shareholders' meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors has not yet selected auditors for the current fiscal year ending December 31, 2002. We expect to make this decision by mid-year.

AUDIT FEES

      During the fiscal year ended December 31, 2001, we were billed an aggregate of $89,000 for services rendered by our independent auditors for audit services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES; ALL OTHER FEES

      During the fiscal year ended December 31, 2001, Arthur Andersen did not perform or bill the company for any services other than the audit services described above.

                              CERTAIN TRANSACTIONS

      On January 5, 2000, three officers of the company exercised stock options and issued to the company promissory notes bearing interest at the rate of seven percent per annum in payment of the exercise price. J. Leland Strange, President and Chief Executive Officer of the company and the beneficial owner of greater than 5% of our common stock issued the company a promissory note for $380,000 representing the total exercise price of his options. Bonnie L. Herron, Vice President and Chief Financial Officer, and Francis A. Marks, Vice President, each issued the company a promissory note for $258,750 representing the total exercise price of their respective options. The loans were repaid at various dates in 2000 and 2001 and no amounts are outstanding as of December 31, 2001.

      In April 2001, J. Leland Strange, a director, and President and Chief Executive Officer of the company, participated as a common stockholder in the sale of all of the outstanding preferred and common stock of PaySys International, Inc., a former affiliate company, to First Data Corporation ("FDC"). The company sold its interest in PaySys to FDC for $17.8 million as part of the sale transaction. Mr. Strange's shares, which he had owned since 1983 prior to the company's investment in PaySys in 1994, represented less than one percent of PaySys' outstanding shares. The proceeds from the sale of his PaySys stock were $594,000, which was based on the same price per share paid to all common shareholders of PaySys by FDC.

      Each of the named officers of the company participated on a pro rata basis with other shareholders of the company pursuant to the company's tender offer on July 12, 2001. In addition, each officer sold shares of common stock to the company at $4.20 per share (which was the closing price of the company's common stock on July 20, 2001, the sale date) to meet the requirements of
Section 302 of the Internal Revenue Code for capital gains treatment of shares sold by the officers in the tender offer. J. Leland Strange, a director, President and Chief Executive Officer, and the beneficial owner of more than 5 percent of the company's common stock, sold 47,619 shares for a total sales price of $200,000; Bonnie L. Herron, Vice President and Chief Financial Officer, sold 47,619 shares for a total sales price of $200,000; and Francis A. Marks, Vice President, sold 18,500 shares for a total sales price of $77,700. The officers previously reported these sale transactions on Forms 4 filed with the Securities and Exchange Commission.

      On March 14, 2002, the shareholders of Risk Laboratories, a former affiliate of the company, sold their remaining ownership interests to the same buyer that had purchased majority control of Risk in March of 2000. The company and J. William Goodhew, a vice president of the company and minority shareholder in Risk, each sold their respective ownership interests along with all other minority shareholders in the $6 million transaction. Mr. Goodhew's pro rata share of the sale proceeds was $429,600 and the company's pro rata share was $474,000. The company previously sold most of its ownership in Risk in several transactions totaling $10.7 million in proceeds.


               SHAREHOLDERS' PROPOSALS FOR ANNUAL MEETING IN 2003

      Shareholders intending to present proposals at the Annual Meeting of Shareholders in 2003 should submit these proposals to the Secretary of the company by certified mail, return receipt requested, at our offices in Norcross, Georgia on or before January 23, 2003 to be eligible for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders in 2003. Our bylaws contain an advance notice provision that states that, among other things, in order for business to be brought properly before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the company. To be timely under the Bylaws, a shareholder's notice must be received at our principal offices by January 23, 2003.


                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

      The Board of Directors is not aware of any matter other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment of what is in the best interest of the company.

                                    By order of the Board of Directors,

                                    /s/ Bonnie L. Herron

                                    BONNIE L. HERRON
                                    Secretary

Norcross, Georgia
April 12, 2002

                          [LOGO INTELLIGENT SYSTEMS]


                            Notice of Annual Meeting
                                      and
                                Proxy Statement

                         Annual Meeting of Shareholders
                             4355 Shackleford Road
                               Norcross, Georgia

                             Thursday, May 23, 2002
                                   4:00 P.M.

                        INTELLIGENT SYSTEMS CORPORATION

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned, a shareholder of common stock, $.01 par value (the "Common Stock") of Intelligent Systems Corporation, a Georgia corporation (the "Company") hereby appoints J. Leland Strange and Bonnie L. Herron, and each of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on May 23, 2002 at 4:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as of the record date, April 5, 2002 as directed on the reverse, and in their discretion, upon such other matters as may come before the meeting.

                                                                     SEE REVERSE
                          TO BE SIGNED ON REVERSE SIDE                  SIDE

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                        INTELLIGENT SYSTEMS CORPORATION

                                  MAY 23, 2002



             -- Please Detach and Mail in the Envelope Provided --


      PLEASE MARK YOUR
A [X] VOTES AS IN THIS
      EXAMPLE.

1.  Election of Directors:

    [ ] FOR       [ ] WITHHELD

NOMINEES: Donald A. McMahon
          Parker H. Petit

The following person is being nominated to the Company's Board of Directors:

____________________________________________________________________________

                                        THIS PROXY WILL BE VOTED AS DIRECTED.
                                        IF NO INSTRUCTIONS ARE SPECIFIED, THE
                                        PROXY WILL BE VOTED "FOR" PROPOSAL 1.


                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY

                                        SIGNATURE(S)
                                                    ----------------------------

                                        DATE
                                            ------------------------------------

                                        SIGNATURE(S)
                                                    ----------------------------

                                        DATE
                                            ------------------------------------


NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.